UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  January 31, 2014

LILIS ENERGY, INC.
(Exact name of registrant as specified in its charter)

Nevada	001-35330	74-3231613
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

1900 Grant Street, Suite #720
Denver, CO	80203
(Address of Principal Executive Offices)	(Zip Code)

(303) 951-7920
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01        Entry into a Material Definitive Agreement

On January 31, 2014, Lilis Energy, Inc. (the “Company”) entered into a Debenture Conversion Agreement (the “Agreement”) between the Company and all of the holders of the Company’s 8% Senior Secured Convertible Debentures (the “Debentures”).  The terms of the Agreement call for an immediate conversion of $9 million of the approximately $15.6 million in outstanding Debentures.  The balance of $6.6 million may, at the option of the Debenture holders, be converted subject to receipt of shareholder approval as required by the Company’s listing with NASDAQ. The holders of any remaining Debentures may elect to convert all or any portion of the remaining Debentures outstanding within three business days of shareholder approval.

Pursuant to the terms of the Agreement, the Debentures will be converted at a price of $2.00 per share of the Company’s common stock, par value $0.0001 (the “Common Stock”), which is the reset conversion price following the Company's private placement that was previously disclosed on the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on January 28, 2014.  In addition, the Company will issue warrants to the Debenture holders to purchase one share of Common Stock, at an exercise price equal to $2.50 per share (the “Warrants”), equal to the number of Common Stock issued pursuant to the Debenture holder’s conversion elections.  The shares underlying the Warrants have not been registered under the Securities Act of 1933, as amended, or any state securities laws and may not be offered or sold in the United States absent registration or an applicable exemption from registration.

Each Warrant has a three (3) year term. The Warrants are not exercisable for six months following their issuance. At any time following the issuance of the Warrants, the Company may force the exercise of the Warrants provided the shares underlying the Warrants are registered and the Common Stock has traded at or above $10.00 per share for a period of twenty (20) consecutive trading days with a minimum daily average volume of 100,000 shares for such twenty (20) days. Only once the Company has given the Warrant holders twenty (20) trading days notice and there is an effective registration statement in place, will the Company have the right to force the exercise, in part or in full, of the Warrants.

The Company paid T.R. Winston & Company, LLC a five percent (5%) fee on the conversion of the Debentures, payable in Common Stock at a price of $2.00 per share.

In connection with the foregoing, the Company relied upon the exemption from securities registration provided by Section 4(2) under the Securities Act of 1933, as amended for transactions not involving a public offering.

The foregoing description of the terms of the Agreement and the Warrants are not complete and are subject in their entirety by reference to the terms of the Agreement and the Warrants, copies of which are attached as Exhibit 10.1 and Exhibit 4.1 hereto.

Item 3.02        Unregistered Sale of Equity Securities

See Item 1.01.

Item 7.01        Regulation FD Disclosure

On February 3, 2014, the Company issued a press release announcing the Agreement. A copy of that press release is attached to this report as Exhibit 99.1 and incorporated herein by reference.

The above information (including Exhibit 99.1) is furnished pursuant to Item 7.01 of Form 8-K and shall not be deemed to be “filed” for purposes of Section 18 of the U.S. Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that Section, nor shall it be deemed to be incorporated by reference in any filing under the Securities Act, except as may be expressly set forth by specific reference in such filing.

Item 9.01        Financial Statements and Exhibits

(d) Exhibits.

Exhibit No.	Description

4.1*	Form of Warrant
10.1*	Debenture Conversion Agreement
99.1**	Press Release of Lilis Energy, Inc. dated February 3, 2014

* Filed herewith.
** Furnished herewith.

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 6, 2014	LILIS ENERGY, INC.

	By:	/s/ A. Bradley Gabbard
Chief Financial Officer and Chief Operating Officer

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EXHIBIT INDEX

Exhibit No.	Description

4.1*	Form of Warrant
10.1*	Debenture Conversion Agreement
99.1**	Press Release of Lilis Energy, Inc. dated February 3, 2014

* Filed herewith.
** Furnished herewith.

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